EXHIBIT 1
JOINT FILING AGREEMENT
This Joint Filing Agreement hereby confirms the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Ordinary Shares par value $0.0005 per share of Sea Limited, is being filed, and all amendments thereto will be filed, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October 25, 2017
TENCENT HOLDINGS LIMITED

By:	/s/ James Gordon Mitchell
Name:	James Gordon Mitchell
Title:	Authorized Representative

TENCENT LIMITED

By:	/s/ James Gordon Mitchell
Name:	James Gordon Mitchell
Title:	Authorized Representative